                                                                    EXHIBIT 1.2



                              Pricing Agreement


                                                                  March 19, 1998


Ladies and Gentlemen:

     Lincoln National Corporation, an Indiana corporation (the "Company"), proposes, subject to the terms and conditions stated herein (this "Agreement") and in the Underwriting Agreement, dated March 19, 1998 (the "Underwriting Agreement") executed by the Company, to issue and sell to the Underwriters named in Schedule I hereto (the "'Underwriters") the Securities specified in
Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation, and warranty which refers to the Final Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined), and also a representation and warranty as of the date of this Agreement in relation to the Final Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of
Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Basic Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount or the number of shares, as the case may be, of Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this



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letter and such acceptance hereof, including the provisions of the Underwriting
Agreement incorporated herein by reference, constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers hereof.



                                            Very truly yours,

                                            LINCOLN NATIONAL CORPORATION

                                            By: /s/ Janet C. Whitney
                                               -------------------------------

                                            Title: Vice President and Treasurer
                                                  ----------------------------


Accepted as of the date hereof:


Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated


By:  Merrill Lynch, Pierce, Fenner &
     Smith Incorporated


     On behalf of each of the Underwriters



By:   /s/ John P. Tullsen, Jr.
   -----------------------------------------

Title:    Vice President
      --------------------------------------

                                  SCHEDULE I



Underwriters                               Principal Amount  Principal Amount
------------                                of 2008 Notes     of 2018 Notes
                                           to be Purchased   to be Purchased
                                           ----------------  ----------------
Merrill Lynch, Pierce, Fenner &
     Smith Incorporated...................   $ 34,000,000      $ 67,000,000
Goldman, Sachs & Co.......................     33,000,000        66,500,000
Morgan Stanley & Co. Incorporated.........     33,000,000        66,500,000
                                             ------------      ------------
        Total.............................   $100,000,000      $200,000,000
                                             ============      ============

                                 SCHEDULE II

Underwriting Agreement dated March 19, 1998

Registration Statement No. 33-59785

Underwriters:

      Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
      Goldman, Sachs & Co.
      Morgan Stanley & Co. Incorporated



Title, Purchase Price and Description of Securities:

      Title:  6 1/2% Notes due 2008 (the "2008 Notes")
              7% Notes due 2018 (the "2018 Notes")

      Aggregate principal amount: 2008 Notes:  $100,000,000
                                  2018 Notes:  $200,000,000

      Number of Shares:  Not applicable

      Price to the public: 2008 Notes:  99.662%
                           2018 Notes:  99.768%

      Purchase price (include accrued interest or amortization, if any):
                                                            2008 Notes:  99.012%
                                                            2018 Notes:  98.893%

      Underwriting Discount:    2008 Notes:  .650%
                                2018 Notes:  .875%

      Sinking fund provisions: None

      Redemption provisions:    The 2008 Notes and the 2018 Notes are not
                                redeemable prior to maturity.

      Other provisions:  None

      Maturity:     2008 Notes:  March 15, 2008
                    2018 Notes:  March 15, 2018